                                                                   Exhibit 23(b)

                         CONSENT TO INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Arrow Electronics, Inc. pertaining to the registration of 3,400,000 shares of its common stock issuable pursuant to the Arrow Electronics, Inc. Stock Option Plan and Arrow Electronics, Inc. Restricted Stock Plan, of our report dated February 19, 2002, with respect to the consolidated financial statements and schedule of Arrow Electronics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                /s/  Ernst & Young LLP


New York, New York
November 26, 2002


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